UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 30, 2008
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2008, The Ryland Group, Inc. (the “Company”) announced that the Board of Directors of the Company has elected Larry Nicholson to the office of president, effective October 1, 2008.  Mr. Nicholson, who has served as the Company’s chief operating officer since June 2007, will add responsibilities as president to his current role, reporting to R. Chad Dreier, the Company’s chairman and chief executive officer.  In connection with his promotion, the Board of Directors increased Mr. Nicholson’s base salary to $750,000 and granted a stock option award for 100,000 shares of common stock with an exercise price based on the closing market price of the Company’s stock on the award date of October 1, 2008.

Additionally, effective October 1, 2008, the Board of Directors increased the base salary of Mr. Gordon Milne, the Company’s Chief Financial Officer, to $700,000 and granted Mr. Milne a restricted stock unit award to receive 30,000 shares of common stock which vests over 3 years, one-third of the total grant each year, beginning on November 1, 2009.

A copy of the press release announcing Mr. Nicholson’s promotion is attached as Exhibit 99 and the information in the press release is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99       Press release dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: October 1, 2008	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated September 30, 2008